Exhibit 10.4

July   , 2016

[NAME]

[ADDRESS]

2016 Mid-Term Cash Incentive Plan

Dear [       ]:

Reference is made to the 99 Cents Only Stores LLC (the “Company”) 2016 Mid-Term Cash Incentive Plan (“Plan”) and to your Employment Agreement with the Company dated [•] (“Employment Agreement”).  With respect to your Award of a Mid-Term Bonus under the Plan (and all references to “the Participant” below shall refer to you), the provisions of the Plan to the contrary notwithstanding:

1.                                      Section 3.4 of the Plan shall be disregarded and in lieu thereof the following shall apply:

3.4                               Separation from Service.

(a)  Except as set forth in Section 3.4(b), if the Participant incurs a Separation from Service for any reason prior to a payment hereunder, the Participant’s Award shall automatically terminate as of the date of such Separation from Service, and thereafter the Participant shall have no right as to any unpaid Mid-Term Bonus.

(b)  In the event of the Participant’s Separation from Service prior to a payment hereunder and prior to the occurrence of a Change in Control (i) without Cause by the Company or (ii) for Good Reason by the Participant, the Participant shall be eligible for a pro rata portion of the Mid-Term Bonus Award that is earned (if any) and unpaid under Sections 3.1 and 3.2 and Appendix A of the Plan based on the fraction:

(x) the numerator of which is the number of days employed during the fiscal year in which the Initial EBITDA Goal is achieved as to the Award under Section 3.1.1 of the Plan and the denominator of which is the number of days in such fiscal year, and

(y) if the Initial EBITDA Goal is achieved, the numerator of which is the number of days in the fiscal year in which the Second EBITDA Goal is achieved (if attained) as to the Award under Section 3.1.2 of the Plan and the denominator of which is the number of days in such fiscal year, in each case under subparagraph (x) or (y), as applicable, subject to the attainment of the applicable performance requirements under Sections 3.1 and 3.2 of the Plan; provided, in the event of a Change in Control (1) after the date of Separation from Service, (2) prior to the date on which the Mid-Term Bonus Award is earned under Section 3.1.1 or 3.1.2 of the Plan, as applicable, and (3) no more than 90 days following the date of such Separation from Service, the denominator in the fraction under subparagraph (x) or (y), as applicable, shall, if greater, be the number of days in the fiscal year of such Change in Control through the date of such Change in Control.

Notwithstanding the foregoing, all determinations with respect to any Award payable under this Section 3.4(b) shall be made, and any payments with respect thereto shall be paid, prior to March 15 of the calendar year following the calendar year of the later of (1) the Participant’s Separation from Service, and (2) the end of the applicable fiscal year with respect to which the Award is payable (the “Short-Term Deferral Date”) and the Participant shall have no right to any unpaid Mid-Term Bonus following the applicable Short-Term Deferral Date.

For purposes of this Section 3.4, the terms “Cause” and “Good Reason” shall have the meanings ascribed thereto under the Employment Agreement and the term “Change in Control” shall have the meaning ascribed thereto under the Number Holdings, Inc. 2012 Stock Incentive Plan.

2.                                      Any amendment, suspension or termination of the Plan or the Participant’s Award thereunder by the Plan Administrator pursuant to Section 4.6 of the Plan shall be disregarded unless consented to in advance in writing by the Chief Executive Officer of the Company and such amendment, suspension or termination applies to the Participant no less favorably than it applies to the Chief Executive Officer.

3.                                      Section 4.11 shall be disregarded and in lieu thereof all disputes between the Company and you under the Plan shall be governed by the Mutual Arbitration of Disputes agreement set forth as Exhibit D to your Employment Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this letter agreement as of the date first written above.

99 CENTS ONLY STORES LLC

By:

Its:

[NAME]